GLOBE LIFE INC.
RESTRICTED STOCK UNIT
AWARD AGREEMENT

Globe Life Inc. (the “Company”) grants to the Grantee Restricted Stock Units in the amount specified below (the “RSUs”) representing the right to earn, on a one-for-one basis, shares of the Company’s Common Stock, $1.00 par value (“Stock”), pursuant to and subject to the provisions of the Globe Life Inc. 2018 Incentive Plan, formerly the Torchmark Corporation 2018 Incentive Plan, (the “Plan”) and to the terms and conditions set forth in this Agreement. By accepting the RSUs, Grantee shall be deemed to have agreed to the terms and conditions set forth in this Agreement and the Plan. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.
TERMS AND CONDITIONS
1.Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan.
2.Vesting of RSUs. The RSUs have been credited to a bookkeeping account on behalf of Grantee and do not represent actual shares of Stock. The RSUs are being awarded to the Grantee in return for Grantee’s promises contained herein. RSUs will vest and become non-forfeitable on the earliest to occur of the following (the “Vesting Date”):
(a)    the Vesting Date specified below, provided Grantee has continued in the employment of the Company or its Affiliates through such date, or
(b)    the termination of Grantee’s employment due to death or Disability, or
(c)    the termination of Grantee’s employment due to retirement after the Grantee has attained the age of 60, provided that the portion vested will depend upon the amount of service following the Grant Date with 33.33% of the RSUs eligible for vesting upon retirement after the first anniversary of the Grant Date and 66.67% of the RSUs eligible for vesting after the second anniversary of the Grant Date, or
(d)    a Change in Control of the Company in which the RSUs are not assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control in a manner approved by the Committee or the Board, or
(e)    upon the occurrence of (i) a Change in Control of the Company in which the RSUs are assumed by the Surviving Entity or otherwise equitably converted or substituted in connection with the Change in Control and (ii) if within three years after the effective date of the Change in Control, Grantee’s employment is terminated without Cause or Grantee resigns for Good Reason.
In the event Grantee’s employment terminates for any reason other than as described above at any time prior to the applicable Vesting Date, all of Grantee’s RSUs will immediately be forfeited to the Company without further consideration or any act or action by Grantee unless the Committee approves of vesting within its sole and absolute discretion as described under the terms of the Plan.
3.Termination with Cause. If Grantee’s employment with Company, any Subsidiary and/or any Affiliate is terminated for Cause or the Committee determines that the Grantee has engaged in conduct that would be grounds for termination with Cause, the RSUs shall immediately be forfeited and any shares of Stock issued hereunder shall be subject to recoupment by the Company based upon a determination by the Committee that recoupment is necessary to recover the economic loss associated with the termination with Cause. Any such determination shall be made by the Committee in its sole and absolute discretion.

4.Settlement in Stock. Any vested RSUs will be settled by the Company by issuing shares of Stock (one share per vested RSU) within thirty (30) days following the Vesting Date by book-entry registration or by issuance of shares in Grantee’s name. Any RSUs that fail to vest in accordance with the terms of this Agreement will be forfeited.
5.Dividend Equivalents. If and when dividends or other distributions are paid with respect to the Stock while the RSUs are outstanding, the dollar amount or fair market value of such dividends or distributions with respect to the number of shares of Stock then underlying the RSUs shall be converted into additional RSUs in Grantee’s name based upon the Fair Market Value of the Stock as of the date such dividends or distributions were payable. The additional RSUs will vest on the Vesting Date. To the extent any RSUs are vested and payable to the Grantee as a result of dividend equivalents, such RSUs will be settled in cash or Stock at the discretion of the Committee. If settled in Stock, the Company will issue shares of Stock (one share per vested RSU) within thirty (30) days following the Vesting Date by book-entry registration or by issuance of shares in Grantee’s name.
6.Restrictions on Transfer and Pledge. No right or interest of Grantee in the RSUs may be pledged, encumbered, or hypothecated or be made subject to any lien, obligation, or liability of Grantee to any other party other than the Company or an Affiliate. The RSUs may not be sold, assigned, transferred or otherwise disposed of by Grantee other than by will or the laws of descent and distribution.
7.Restrictions on Issuance of Stock. If at any time the Committee shall determine, in its discretion, that registration, listing or qualification of the Stock underlying the RSUs upon any securities exchange or similar self-regulatory organization or under any foreign, federal, or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to the settlement of the RSUs, stock units will not be converted to Stock in whole or in part unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
8.Limitation of Rights. The RSUs do not confer to Grantee or Grantee’s beneficiary, executors or administrators any voting rights, rights to receive dividends or any other rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with the units. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee’s employment at any time, nor confer upon Grantee any right to continue in employment of the Company or any Affiliate.
9.No Entitlement to Future Awards. The grant of the RSUs does not entitle Grantee to the grant of any additional units or other awards under the Plan in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of any grant, the number of units, and vesting provisions.
10.Payment of Taxes. The Company or any Affiliate employing Grantee has the authority and the right to deduct or withhold, or require Grantee to remit to the employer, an amount sufficient to satisfy federal, state, and local taxes (including Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of the vesting or settlement of the RSUs. With respect to withholding required upon any taxable event arising as a result of the Award, the employer may satisfy the tax withholding requirement by withholding shares of Stock having a Fair Market Value, as of the date that the amount of tax to be withheld is to be determined, as nearly equal as possible to (but no more than) the total minimum statutory tax required to be withheld. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Affiliates will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to Grantee.

11.Recoupment. RSUs awarded hereunder are subject to the Globe Life Inc. Clawback Policy as it may be amended or revised (the “Clawback Policy”). Any RSUs awarded hereunder may be cancelled or forfeited and any shares of Stock issued hereunder shall be subject to forfeiture and recoupment by the Company based on a later determination that recoupment is required under the Clawback Policy. Any such determination by the Committee (in its sole discretion) shall be deemed a failure by the Participant to meet conditions precedent to payment of the Award and render the payment subject to recoupment.
12.Amendment. Subject to the terms of the Plan, the Committee may amend, modify or terminate this Agreement without approval of Grantee; provided, however, that such amendment, modification or termination shall not, without Grantee’s consent, reduce or diminish the value of this award determined as if it had been fully vested (i.e., as if all restrictions on the RSUs hereunder had expired) on the date of such amendment or termination. Notwithstanding the foregoing, Grantee hereby expressly agrees to any amendment to the Plan and this Agreement to the extent necessary to comply with applicable law or changes to applicable law (including, but not limited to, Code Section 409A) and related regulations or other guidance and federal securities laws.
13.Plan Controls. The terms contained in the Plan shall be and are hereby incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. Without limiting the foregoing, the terms and conditions of the RSUs, including the number of shares and the class or series of capital stock which may be delivered upon settlement of the RSUs, are subject to adjustment as provided in Article 15 of the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative. Any conflict between this Agreement and the terms of a written employment with Grantee that has been approved, ratified or confirmed by the Committee shall be decided in favor of the provisions of such employment agreement.
14.Governing Law/Venue. Except as noted below, this Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, United States of America, regardless of the law that might be applied under principles of conflict of laws. In addition, Grantee and the Company agree that any disputes or claims concerning or relating to the terms and provisions of this Agreement shall be filed in Collin County, State of Texas or the United States District Court for the Eastern District of Texas.
15.Severability. If any one or more of the provisions contained in this Agreement is deemed to be invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.
16.Relationship to Other Benefits. The RSUs shall not affect the calculation of benefits under any other compensation plan or program of the Company, except to the extent specially provided in such other plan or program.
17.Notice. Notices and communications hereunder must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid. Notices to the Company must be addressed to Globe Life Inc., 3700 South Stonebridge Drive, McKinney, Texas 75070, Attn: Corporate Secretary, or any other address designated by the Company in a written notice to Grantee. Notices to Grantee will be directed to the address of Grantee then currently on file with the Company, or at any other address given by Grantee in a written notice to the Company.
18.Section 409A. The RSUs awarded hereunder are intended to be exempt from Code Section 409A as a short-term deferral. In the event the RSUs are determined not to be exempt, it is intended to comply with Code Section 409A and any ambiguous provision will be construed in a manner that is compliant with or exempt from the application of Section 409A. Any reference to Grantee’s termination of employment shall mean a cessation of the employment relationship between the Grantee and the Company which constitutes a “separation from service” as determined in accordance with Code Section 409A and related regulations. Notwithstanding any provision to the contrary in this Agreement, if the

Grantee is deemed on the date of termination to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then the payments under this Agreement that are subject to Section 409A and paid by reason of a termination of employment shall be made or provided on the later of (a) the payment date set forth in this Agreement, or (b) the date that is the earliest of (i) the expiration of the six-month period measured from the date of Grantee’s termination of employment or (ii) the date of the Grantee’s death, if applicable (the “Delay Period”). Payments subject to the Delay Period shall be paid to the Grantee without interest for such delay in payment.

Company Name         Globe Life Inc.

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VESTING SCHEDULE

Vesting Date             No. of Shares             Percent